UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File No.)

Delaware	94-3008969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On May 4, 2009, SunPower Corporation (“SunPower” or the “Company”) entered into a third supplemental indenture (the “Supplemental Indenture”) to the indenture, dated February 7, 2007 (the “Base Indenture,” and together with the Supplemental Indenture, the “Indenture”), by and between SunPower and Wells Fargo Bank, N.A., as trustee (the “Trustee”), relating to the issuance by SunPower of $230 million aggregate principal amount of its 4.75% Senior Convertible Debentures due 2014 (the “Debentures”). The following description of the Supplemental Indenture and the form of global debenture are qualified in their entirety by reference to the Supplemental Indenture and the form of global debenture, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Debentures bear interest at a rate of 4.75% per year on the principal amount, accruing from May 4, 2009. Interest is payable on the Debentures on April 15 and October 15 of each year, beginning on October 15, 2009. The Debentures will mature on April 15, 2014, subject to earlier repurchase or conversion.

The Debentures are convertible into shares of SunPower’s class A common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion rate of 37.8788 shares of Common Stock per $1,000 principal amount of Debentures. This is equivalent to an initial conversion price of approximately $26.40 per share of Common Stock. The applicable conversion rate may adjust in certain circumstances, as more fully described in the Supplemental Indenture. Holders may surrender their Debentures for conversion at any time on or prior to the close of business on the business day immediately preceding the maturity date for the Debentures.

Holders may also require the Company to repurchase all or a portion of their Debentures upon a Fundamental Change (as defined in the Supplemental Indenture) at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest. SunPower may not redeem the Debentures prior to the maturity date.

The Debentures are SunPower’s general unsecured obligations and will rank equal in right of payment with all of SunPower’s senior unsecured indebtedness and senior in right of payment to any subordinated indebtedness.

As of March 29, 2009, SunPower and its subsidiaries had $103.9 million of senior bank debt outstanding which is secured, $423.6 million of senior indebtedness outstanding (including $198.6 million in outstanding principal amount of 1.25% debentures due 2027 and $225.0 million in outstanding principal amount of 0.75% debentures due 2027), which was not secured and which ranks pari passu with the Debentures, and approximately $554.5 million of other liabilities outstanding (excluding any purchase obligations for long-term supply agreements, which amounted to $3,992.2 million as of March 29, 2009).

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the Debentures:

•	SunPower’s failure to pay any interest on the Debentures when due, with such failure continuing for a period of 30 calendar days;

•	SunPower’s failure to pay principal of the Debentures when due at maturity, or SunPower’s failure to pay the repurchase price, or any make whole premium payable, in respect of any Debentures when due;

•

SunPower’s failure to deliver shares of Common Stock (including any additional shares payable as a result of a make whole premium) upon the conversion of any Debentures, with such failure continuing for five days following the scheduled settlement date for such conversion;

•	SunPower’s failure to provide for a period of five business days after it is required in the Indenture, notice of the anticipated effective date or actual effective date of a Fundamental Change;

•

SunPower’s failure to perform or observe any other term, covenant or agreement in the Debentures or the Indenture for a period of 60 calendar days after written notice of such failure is given to SunPower by the Trustee or to SunPower and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•

a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity of, any indebtedness for borrowed money in excess of $25.0 million of SunPower or any of its “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to SunPower by the Trustee or to SunPower and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding; and

•

certain events involving SunPower’s bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of SunPower’s “significant subsidiaries” (which term has the meaning specified in Rule 1-02(w) of Regulation S-X).

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Base Indenture, Supplemental Indenture and related global note. The Base Indenture is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2007.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 8.01	Other Events.

Debentures

On May 4, 2009, pursuant to an underwriting agreement entered into on April 28, 2009, SunPower completed its sale of the Debentures in a public offering pursuant to the Registration Statement and a related prospectus, including the related prospectus supplement, filed with the SEC. The underwriting agreement referred to above is more fully described in, and attached as Exhibit 1.1 to, the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2009.

Class A Common Stock

On May 4, 2009, pursuant to an underwriting agreement entered into on April 28, 2009, SunPower completed its sale of, and issued, 10,350,000 shares (the “Shares”) of its Common Stock in a public offering pursuant to the Registration Statement and a related prospectus, including the related prospectus supplement, filed with the SEC. The public offering price of the Shares was $22.00 per share. The underwriting agreement referred to above is more fully described in, and attached as Exhibit 1.2 to, the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2009.

Convertible Debenture Hedge Transactions

On May 4, 2009, pursuant to certain convertible debenture hedge transaction confirmations and warrant transaction confirmations (collectively, the “Confirmations”) entered into as of April 28, 2009, SunPower completed the purchase of options covering, subject to antidilution adjustments substantially identical to those in the Debentures, up to 8,712,124 shares of Common Stock, for aggregate consideration paid by the Company of approximately $97.3 million. Also on May 4, 2009 pursuant to the Confirmations, SunPower completed the sale of warrants to acquire, subject to anti-dilution adjustments, up to 8,712,124 shares of the Common Stock for aggregate cash consideration received by the Company of approximately $71 million. The Confirmations are more fully described, and attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to, the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2009.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Third Supplemental Indenture, dated as of May 4, 2009, between SunPower Corporation and Wells Fargo Bank, N.A., as Trustee.

4.2	Form of 4.75% Senior Convertible Debenture due 2014.

The purpose of this Current Report is to incorporate by reference the Supplemental Indenture and the form of global debenture (attached hereto as Exhibits 4.1 and 4.2, respectively) into the Registration Statement. By filing this Current Report, such exhibits and this Current Report are hereby incorporated by reference into the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: May 6, 2009	By:	/s/ DENNIS V. ARRIOLA
	Name:	Dennis V. Arriola
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

4.1	Third Supplemental Indenture, dated as of May 4, 2009, between SunPower Corporation and Wells Fargo Bank, N.A., as Trustee.

4.2	Form of 4.75% Senior Convertible Debenture due 2014.